Exhibit 10.2

CAPPED CALL EARLY UNWIND AGREEMENT dated as of February [28], 2023 between ENCORE CAPITAL GROUP, INC. and [BANK OF MONTREAL][CREDIT SUISSE INTERNATIONAL][BANK OF AMERICA, N.A.]
THIS EARLY UNWIND AGREEMENT (this “Agreement”) with respect to the Capped Call Transactions (as defined below) is made as of February [28], 2023 between Encore Capital Group, Inc. (the “Company”) and [Bank of Montreal][Credit Suisse International][Bank of America, N.A.] (“Dealer”).
WHEREAS, in connection with the 4.50% Exchangeable Senior Notes due 2023 issued by Encore Capital Europe Finance Limited (the “Exchangeable Notes”), the Company and Dealer entered into a Base Capped Call Transaction (the “Base Capped Call Transaction”) and an Additional Capped Call Transaction (the “Additional Capped Call Transaction” and together with the Base Capped Call Transaction, the “Capped Call Transactions”) evidenced by confirmations dated as of July 17, 2018 and July 19, 2018, respectively (the “Capped Call Confirmations”); and
WHEREAS, in connection with a repurchase by the Company of a portion of the outstanding Exchangeable Notes, the Company has requested, and Dealer has agreed, to partially unwind the Capped Call Transactions.
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
    1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Capped Call Confirmations.

The “Cash Settlement Amount” means USD [___].

The “Payment Date” means March [3], 2023, or, if such day is not a Clearance System Business Day, the next Clearance System Business Day immediately following such day.

The “Unwound Portion” shall mean 154,845 Options, which Options shall be allocated first to the Additional Capped Call Transaction until all Options thereunder are terminated or cancelled and thereafter to the Base Capped Call Transaction.

    2.    Termination. The execution of this Agreement shall constitute an Additional Termination Event for the Capped Call Transactions in respect of which (x) for each Capped Call Transaction, an Early Termination Date shall be designated to occur on the Payment Date in respect of a Transaction having terms identical to such Capped Call Transaction and a number of Options equal to the portion of the Unwound Portion allocated to such Capped Call Transaction, (y) the Company is the sole Affected Party with respect to such Additional Termination Event and (z) such Transaction is the sole Affected Transaction (such Additional Termination Events, the “Early Unwind”); provided that, in lieu of calculating the amounts payable under Section 6 of the “Agreement” (as defined in the Capped Call Confirmations), the consideration deliverable in respect of such Additional Termination Events shall be the Cash Settlement Amount.  The parties hereby agree that the payment of the Cash Settlement Amount pursuant to Section 3 below shall satisfy in full Dealer’s and the Company’s respective obligations to make payments and/or deliveries to the other in respect of the Early Unwind and, upon payment of the Cash Settlement Amount, the parties shall have no further obligations in respect of the Unwound Portion of the Capped Call Transactions (other than (i) any obligations thereunder that expressly survive the termination thereof and (ii) the obligations of the Company with respect to the representations and warranties previously made by the Company and the obligations of the Company with respect to covenants previously required to have been performed by the Company thereunder).

    3.    Payments and Deliveries. On the Payment Date, Dealer shall pay to the Company, to the account specified in Section 6 hereof, in immediately available funds, cash in an amount equal to the Cash Settlement Amount.

    4.    Representations and Warranties. Each of the Company and Dealer represents and warrants to the other party on the date hereof and on the Payment Date that:
(a)    it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;
(b)    such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;
(c)    all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d)    its obligations under this Agreement are legal, valid and binding, and enforceable in accordance with their terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).
    5.    Additional Acknowledgments, Representations and Warranties of the Company. The Company, in the case of clauses (a) through (j) below, represents and warrants to Dealer, and, in the case of clause (j) below, acknowledges, in each case, on the date hereof that:
(a)    it is not entering into this Agreement “on the basis of” (within the meaning of Rule 10b5-1(b) under the Exchange Act) any material nonpublic information regarding the Company or the Shares;
(b)    it is not, and after giving effect to the transactions contemplated hereby will not be, required to register as, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
(c)    it is not “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code)) and it would be able to purchase the number of Shares corresponding to the Unwound Portion in compliance with the laws of the jurisdiction of the Company’s incorporation or organization;
(d)    it understands that notwithstanding any other relationship between the Company and Dealer and its affiliates, in connection with the Capped Call Transactions and any other over-the-counter derivative transactions between the Company and Dealer or its affiliates, Dealer or its affiliates is acting as principal and is not a fiduciary or advisor in respect of any such transaction, including any entry, exercise, amendment, unwind or termination thereof;
(e)    it (A) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, (B) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated persons, unless it has otherwise notified the broker-dealer in writing and (C) has total assets of at least $50 million;
(f)    its most recent Annual Report on Form 10-K, taken together with all reports and other documents subsequently filed by it with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents) do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;
(g)    it is not relying, and has not relied upon, Dealer or any of Dealer’s affiliates with respect to the legal, accounting, tax or other implications of this Agreement and that it has conducted its own analyses of the legal, accounting, tax and other implications of this Agreement; further, it acknowledges and agrees that neither Dealer nor any affiliate of Dealer has acted as its advisor in any capacity in connection with this Agreement or the transactions contemplated hereby;
(h)    it is not entering into this Agreement for the purpose of (i) creating actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or (ii) raising or depressing or otherwise manipulating the price of the Shares (or any security convertible into or exchangeable for the Shares), in either case in violation of the Exchange Act;
(i)    (i) it is not on the date hereof engaged in a distribution, as such term is used in Regulation M, of the Shares or any securities deemed “reference securities” (as defined in Regulation M) with respect to the Shares, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M and (ii) it shall not engage in any such distribution during the period commencing on the date hereof and ending on the second Exchange Business Day immediately following the date hereof with respect to the Shares or such reference securities; and
(j)    (i) in connection with this Agreement, Dealer and its affiliates may buy or sell Shares, the Exchangeable Notes or other securities or buy or sell options or futures contracts or enter into or unwind swaps or other derivative securities in order to adjust or unwind its hedge position with respect to the Capped Call Transactions;
(ii)    Dealer and its affiliates may also be active in the market for the Shares or such other securities other than in connection with activities in relation to this Agreement;
(iii)    Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in the Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the delivery and payment obligation under Section 3 above;
(iv)    any market activities of Dealer and its affiliates with respect to the Shares or such other securities may affect the market price and volatility of the Shares or the market price of such other securities, as applicable, in a manner that may be adverse to the Company; and
(v)    Dealer may effect transactions with respect to Shares or such other securities for its own account at an average price that may be greater than, or less than, the price per Share corresponding to the delivery and payment obligation under Section 3 above.

    6.    Account for Payment to the Company:

To be advised under separate cover prior to the Payment Date.
    7.     Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

    8.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

    9.    No Reliance, etc. The Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

    10.    Designation by Dealer. Notwithstanding any other provision in this Agreement to the contrary requiring or allowing Dealer to purchase, sell, receive or deliver any Shares or other securities to or from the Company, Dealer may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform Dealer obligations in respect of the transactions contemplated by this Agreement and any such designee may assume such obligations. Dealer shall be discharged of its obligations to the Company to the extent of any such performance.

    11.     [U.S. Resolution Stay Protocol. To the extent that the QFC Stay Rules (as defined below) are applicable hereto, then the parties agree that (i) to the extent that prior to the date hereof both parties have adhered to the 2018 ISDA U.S. Resolution Stay Protocol (the “Protocol”), the terms of the Protocol are incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a Protocol Covered Agreement and each party shall be deemed to have the same status as “Regulated Entity” and/or “Adhering Party” as applicable to it under the Protocol; (ii) to the extent that prior to the date hereof the parties have executed a separate agreement the effect of which is to amend the qualified financial contracts between them to conform with the requirements of the QFC Stay Rules (the “Bilateral Agreement”), the terms of the Bilateral Agreement are incorporated into and form a part of this Agreement and each party shall be deemed to have the status of “Covered Entity” or “Counterparty Entity” (or other similar term) as applicable to it under the Bilateral Agreement; or (iii) if clause (i) and clause (ii) do not apply, the terms of Section 1 and Section 2 and the related defined terms (together, the “Bilateral Terms”) of the form of bilateral template entitled “Full-Length Omnibus (for use between U.S. G-SIBs and Corporate Groups)” published by ISDA on November 2, 2018 (a copy of which is available upon request), the effect of which is to amend the qualified financial contracts between the parties thereto to conform with the requirements of the QFC Stay Rules, are hereby incorporated into and form a part of this Agreement, and for such purposes this Agreement shall be deemed a “Covered Agreement,” Dealer shall be deemed a “Covered Entity” and the Company shall be deemed a “Counterparty Entity.” In the event that, after the date of this Agreement, both parties hereto become adhering parties to the Protocol, the terms of the Protocol will replace the terms of this paragraph. In the event of any inconsistencies between this Agreement and the terms of the Protocol, the Bilateral Agreement or the Bilateral Terms (each, the “QFC Stay Terms”), as applicable, the QFC Stay Terms will govern. Terms used in this paragraph without definition shall have the meanings assigned to them under the QFC Stay Rules. For purposes of this paragraph, references to “this Agreement” include any related credit enhancements entered into between the parties or provided by one to the other. In addition, the parties agree that the terms of this paragraph shall be incorporated into any related covered affiliate credit enhancements, with all references to Dealer replaced by references to the covered affiliate support provider. “QFC Stay Rules” means the regulations codified at 12 C.F.R. 252.2, 252.81–8, 12 C.F.R. 382.1-7 and 12 C.F.R. 47.1-8, which, subject to limited exceptions, require an express recognition of the stay-and-transfer powers of the FDIC under the Federal Deposit Insurance Act and the Orderly Liquidation Authority under Title II of the Dodd Frank Wall Street Reform and Consumer Protection Act and the override of default rights related directly or indirectly to the entry of an affiliate into certain insolvency proceedings and any restrictions on the transfer of any covered affiliate credit enhancements.]1[Incorporation of the ISDA 2016 Bail-in Art 55 BRRD Protocol (Dutch/ French/ German/ Irish/ Italian/ Luxembourg/ Spanish/ UK entity-in-resolution version). The parties to this Agreement agree that the terms of the ISDA 2016 Bail-in Article 55 BRRD Protocol (Dutch/ French/ German/ Irish/ Italian/ Luxembourg/ Spanish/ UK entity-in-resolution version) (the “ISDA Bail-in Protocol”), as published by ISDA on July 14, 2016 and available on the ISDA website (www.isda.org), are incorporated into and form part of this Agreement. The parties further agree that this Agreement shall be deemed to be a “Protocol Covered Agreement” and that the “Implementation Date” shall be the effective date of this Agreement, each for the purposes of such ISDA Bail-in Protocol, regardless of the definitions of such terms in such ISDA Bail-in Protocol. In the event of any inconsistencies between this Agreement and the ISDA Bail-in Protocol, the ISDA Bail-in Protocol will prevail.]2
    12.    [Incorporation of the ISDA UK (PRA Rule) Jurisdictional Module. The parties to this Agreement represent that the terms of the ISDA UK (PRA Rule) Jurisdictional Module to the ISDA Resolution Stay Jurisdictional Modular Protocol (the “UK Jurisdictional Module”), as published by ISDA on May 3, 2016 and available on the ISDA website (www.isda.org), are incorporated into and form part of this Agreement. The parties further agree that this Agreement will be deemed to be a “Covered Agreement” and that the “Implementation Date” shall be the effective date of this Agreement as amended by the parties for the purposes of such UK Jurisdictional Module regardless of the definition of such terms in the
1 NTD: Include for BofA.
2 NTD: Include for CS.

UK Jurisdictional Module. In the event of any inconsistencies between this Agreement and the UK Jurisdictional Module, the UK Jurisdictional Module will prevail.]3
    13.    CARES Act. The Company represents and warrants that it and any of its subsidiaries has not applied, and shall not, until after the first date on which no portion of the transactions contemplated by this Agreement remain outstanding following any final exercise and settlement, cancellation or early termination of the transactions contemplated by this Agreement, apply, for a loan, loan guarantee, direct loan (as that term is defined in the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”)) or other investment, or to receive any financial assistance or relief under any program or facility (collectively “Financial Assistance”) that (a) is established under applicable law (whether in existence as of the Trade Date or subsequently enacted, adopted or amended), including without limitation the CARES Act and the Federal Reserve Act, as amended, and (b) (i) requires under applicable law (or any regulation, guidance, interpretation or other pronouncement of a governmental authority with jurisdiction for such program or facility) as a condition of such Financial Assistance, that the Company comply with any requirement not to, or otherwise agree, attest, certify or warrant that it has not, as of the date specified in such condition, repurchased, or will not repurchase, any equity security of the Company, and that the Company has not, as of the date specified in the condition, made a capital distribution or will not make a capital distribution, or (ii) where the terms of this Agreement would cause the Company to fail to satisfy any condition for application for or receipt or retention of the Financial Assistance (collectively “Restricted Financial Assistance”); provided, that the Company or any of its subsidiaries may apply for Restricted Financial Assistance if the Company either (a) determines based on the advice of outside counsel of national standing that the terms of this Agreement would not cause the Company or any of its subsidiaries to fail to satisfy any condition for application for or receipt or retention of such Financial Assistance based on the terms of the program or facility as of the date of such advice or (b) delivers to Dealer evidence or other guidance from a governmental authority with jurisdiction for such program or facility that the transactions contemplated by this Agreement are permitted under such program or facility (either by specific reference to this Agreement or by general reference to transactions with the attributes of the transactions contemplated by this Agreement in all relevant respects).
    14.     [Include any additional Dealer boilerplate.] [Role of Agent. As a broker-dealer registered with the U.S. Securities and Exchange Commission (“SEC”), Credit Suisse Securities (USA) LLC in its capacity as Agent will be responsible for (i) effecting the Capped Call Transactions, (ii) issuing all required confirmations and statements to Dealer and the Company, (iii) maintaining books and records relating to the Capped Call Transactions as required by Rules 17a-3 and 17a-4 under the Exchange Act and (iv) unless otherwise requested by the Company, receiving, delivering, and safeguarding the Company’s funds and any securities in connection with each Capped Call Transaction, in compliance with Rule 15c3-3 under the Exchange Act. Credit Suisse Securities (USA) LLC is acting in connection with the Capped Call Transactions solely in its capacity as Agent for Dealer and the Company pursuant to instructions from Dealer and the Company. Credit Suisse Securities (USA) LLC shall have no responsibility or personal liability to Dealer or the Company arising from any failure by Dealer or the Company to pay or perform any obligations hereunder, or to monitor or enforce compliance by Dealer or the Company with any obligation hereunder, including without limitation, any obligations to maintain collateral. Each of Dealer and the Company agrees to proceed solely against the other to collect or recover any securities or monies owing to it in connection with or as a result of the Capped Call Transactions. Credit Suisse Securities (USA) LLC shall otherwise have no liability in respect of the Capped Call Transactions, except for its gross negligence or willful misconduct in performing its duties as Agent.]4

    15.    No Other Changes. Except as expressly set forth herein, all of the terms and conditions of the Capped Call Confirmations shall remain in full force and effect and are hereby confirmed in all respects.
3 NTD: Include for CS.
4 NTD: Include for CS.

    IN WITNESS WHEREOF, the parties have executed this AGREEMENT the day and the year first above written.

ENCORE CAPITAL GROUP, INC.
By:
Name:
Title:

[Signature Page to Capped Call Unwind Agreement]

[DEALER]
By:
Name:
Title: